MASTER AGREEMENT

                     ECOMMERCE BRANDING AFFILIATE AGREEMENT

         THIS AGREEMENT ("Agreement") is made and entered into this 20th day of April, 2000, by and between UBRANDIT.COM, a Nevada Corporation ("Ubrandit") and WHITE KNIGHT BROADCASTING, INC. ( the "Branding Affiliate").

                              W I T N E S S E T H:

         WHEREAS, Ubrandit is an Internet commerce and content provider with a brandable site (the "Book, Music, Video Store") featuring books, music tapes and CDs, and movie videos and DVDs ("Ubrandit Products") with proprietary branding technology and methodology systems, and

         WHEREAS, The Branding Affiliate is a company which desires to brand under its brand name to its customers and prospects the Book, Music, Video Store and sell books, music tapes and CDs, and videos and DVDs ("Ubrandit Products"), and

         WHEREAS, Ubrandit desires to pay Branding Affiliate a commission for sales and allow Branding Affiliate to participate in specific programs available to Branding Affiliates pursuant to the terms of this Agreement, and

         WHEREAS, The Branding Affiliate desires to market these branded services in the markets set forth in the list attached hereto as Exhibit "A."

         NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, it is hereby agreed as follows:

       1.BRANDING AFFILIATE SPECIFICATIONS
The Branding Affiliate agrees to provide Ubrandit with all information required by the specification application attached hereto as Exhibit "B." Upon completion of said specification application and the receipt of payment by Ubrandit of any applicable set up fees, Ubrandit shall enroll the Branding Affiliate into Ubrandit's branding program pursuant to the terms of this Agreement (the "Branding Program"). However, Ubrandit, reserves the right to cancel this Agreement and terminate the Branding Affiliate's enrollment in the Branding Program with or without cause at any time and for any reason, including, but not limited to, a determination (in Ubrandit's sole discretion) that the Branding Affiliate's site is unsuitable for the Branding Program due to its inclusion of content that is in any way unlawful, harmful, threatening, defamatory, obscene, harassing, or racially, ethnically, or otherwise objectionable.

       2. UBRANDIT.COM EXCLUSIVE SELLER OF BOOKS, MUSIC, VIDEOS AND DVDS Subject to the terms and conditions set forth below, Ubrandit shall be the exclusive seller of books, music CDs and tapes, and videos and DVDs on the Branding Affiliate site. The Branding Affiliate agrees that the Branding Affiliate will not (directly or indirectly) allow any other person or entity to sell books, music CDs and tapes, and videos and DVDs on the Branding Affiliate site or link their site to the Branding Affiliate in connection with the sale of books, music CDs and tapes, and videos and DVDs. This agreement does not prevent a Branding Affiliate from selling/fulfilling its own proprietary published titles on its site.

       3. THE BRANDING AFFILIATE BOOK, MUSIC, VIDEO STORE
Ubrandit will make available to the Branding Affiliate certain proprietary content including graphic and textual links which will allow the Branding Affiliate to present the interactive Book, Music, Video Store in a window on the Branding Affiliate site. By accessing the content of said window users of Branding Affiliate's site will be able to purchase Ubrandit Products. During the setup process and pursuant to the terms of this Agreement, the Branding Affiliate will be permitted to make certain customizations to the look of the window displaying the content of the Book, Music, Video Store to give the look of transparency and to conform the window to the colors and style of the Branding Affiliate site. The Branding Affiliate will have the discretion as to colors, certain textual references, and the use of logos in the customizing of the window that presents the Book, Music Video Store on the Branding Affiliate site and links to the Ubrandit site; however, as described below, the linking to the Ubrandit site is subject to the terms and conditions hereof, and Ubrandit.com has the right to monitor the Branding Affiliate site to ensure that it is in compliance with this Agreement.


       4. UBRANDIT'S RESPONSIBILITIES
Ubrandit.com will provide the Branding Affiliate with the linking information necessary to allow the Branding Affiliate to display the Book, Music, Video Store on the Branding Affiliate site. As part of the content provided, Ubrandit will provide certain search engines to assist user in their purchase of Ubrandit Products. Ubrandit will be solely responsible for processing every order placed by a customer following a special link from the Branding Affiliate site, for tracking the volume and amount of sales generated by the Branding Affiliate site, and for providing information to Branding Affiliates regarding sales statistics. Ubrandit will be responsible for order entry, payment processing, shipping, cancellations, returns, and related customer service.

       5. OTHER TERMS REGARDING BRANDING AFFILIATES
a. After the Branding Affiliate's enrollment in the Branding Affiliate Program and the Branding Affiliate's customization of the Book, Music, Video Store, the Branding Affiliate shall prominently display links, which comply with the terms and conditions on this Agreement, throughout the Branding Affiliate site as the Branding Affiliate see fit to the window displaying the Book, Music, Video Store. b. As a Branding Affiliate, the Branding Affiliate will be entitled to earn commissions as set forth in paragraphs 6 and 7 below. The Branding Affiliate will also be entitled to participate in certain additional programs offered by Ubrandit that are opened to all Branding Affiliates.
c. Ubrandit has the right in its sole discretion to monitor the Branding Affiliate site at any time and from time to time to determine if the Branding Affiliate is in compliance with the terms of this Agreement.

       6. EARNING COMMISSIONS
Only Ubrandit Products that are (i) sold by us, (ii) purchased by users linking to our site from the Book, Music, Video Store displayed on the Branding Affiliate site ("Linked Users"), (iii) shipped by us, and (iv) for which Ubrandit.com have received full payment will qualify for a commission (each, a "Qualifying Purchase"). Commission rates will be based on the aggregate amount actually paid to us for Qualifying Purchases of the Ubrandit Products, excluding amounts collected by us for sales taxes, duties, gift-wrapping, shipping, handling, and similar charges, amounts due to credit card fraud and bad debt, and credits for returned goods ("Net Sales"). All available items on our site will be included in the computation of Net Sales. Commission rates are as follows: Ubrandit will pay the Branding Affiliate a commission rate of 5% of the Net Sales amount per item for all applicable books, music CDs and tapes, videos and DVDs the Branding Affiliate sells through the Book, Music Video Store displayed on the Branding Affiliate site to Linked Users. The Branding Affiliate may also either opt to receive a larger commission by increasing the cost of Ubrandit Products to its customers depending upon its revenue model or opt to receive 0% commissions and pass an additional 5% discount on to the Branding Affiliate customers.

       7. PAYMENT OF COMMISSIONS
Each calendar quarter (every three months) that the Branding Affiliate commission earned exceeds $50.00 (less any taxes required to be withheld under applicable law) Ubrandit will send the Branding Affiliate a check and a statement of activity to the Branding Affiliate. If the Branding Affiliate commission earned for any quarter is less than $50.00, the total amount will be carried until the Branding Affiliate aggregate commission exceeds $50.00 at which time it will be paid at the end of the quarter in which the aggregate commission exceeded $50.00. Such commission checks and statements of activity will be sent approximately thirty (30) days after the end of the respective calendar quarter.

       8. ACCESS TO REPORTS
Ubrandit will provide Branding Affiliate with access to certain sales statistics to verify the sales made and commission earned and paid regarding Branding Affiliate.

       9. CUSTOMERS, POLICIES, AND PRICING
Customers who buy Ubrandit Products through the Branding Program will be deemed to be customers of Ubrandit. Accordingly, all of our rules, policies, and operating procedures concerning customer orders, customer service, and Ubrandit Product sales will apply to those customers. Ubrandit may change our policies and operating procedures from time to time. For example, Ubrandit will determine the prices to be charged for Ubrandit Products sold under the Branding Program in accordance with our own pricing policies. Prices and availability of Ubrandit Products may vary from time to time. Since price changes may affect products that the Branding Affiliate has noted or highlighted on the Branding Affiliate site, the Branding Affiliate may not include price information in any descriptions of Ubrandit Products that the Branding Affiliate may include on the Branding Affiliate site. Ubrandit.com will use commercially reasonable efforts to present accurate information, but Ubrandit cannot guarantee any information about Ubrandit Products displayed in the Book, Music, Video, Store, including but not limited to, the accuracy of any information regarding availability, description, or price of any Ubrandit Product.

       10. PUBLICITY REGARDING UBRANDIT
The Branding Affiliate shall not create, publish, distribute, or permit any written material that makes reference to us without first submitting such material to us and receiving our written consent, which Ubrandit agrees shall not be unreasonably withheld.

       11. LICENSES REGARDING CONTENT, TRADEMARKS, AND OTHER LICENSED MATERIAL
a. UBRANDIT GRANTS THE BRANDING AFFILIATE A NON-EXCLUSIVE, NON-TRANSFERABLE, REVOCABLE RIGHT TO (i) ACCESS OUR SITE THROUGH LINKS SOLELY IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT AND (ii) TO DISPLAY THE CONTENT, TRADEMARKS AND LOGOS AND SIMILAR IDENTIFYING MATERIAL CONTAINED IN THE BOOK, MUSIC, VIDEO STORE (COLLECTIVELY, THE "LICENSED MATERIALS") FOR THE SOLE PURPOSE OF ENABLING AND FACILITATING LINKING FROM THE BRANDING AFFILIATE SITE TO OUR SITE SO THAT THE BRANDING AFFILIATE USERS CAN PURCHASE UBRANDIT PRODUCTS. SAID LICENSE OF THE LICENSED MATERIAL IS GRANTED SOLELY IN CONNECTION WITH SUCH LINKS. THE BRANDING AFFILIATE MAY NOT ALTER, MODIFY, OR CHANGE THE LICENSED MATERIALS IN ANY WAY OTHER THAN CUSTOMIZATION AUTHORIZED PURSUANT TO THIS AGREEMENT OF THE LINKED WINDOW ON THE BRANDING AFFILIATE SITE CONTAINING THE BOOK, MUSIC, VIDEO STORE. ALL CUSTOMIZATION OF THE DISPLAY OF THE BOOK, MUSIC, VIDEO, STORE ON THE BRANDING AFFILIATE SITE MUST BE ACCOMPLISHED THROUGH THE USE OF CUSTOMIZATION PROGRAMS APPEARING AT THE WWW.UBRANDIT.COM SITE FOR THE CUSTOMIZATION OF COLOR, GRAPHICS, AND TEXT AND FOR THE INCLUSION OF LOGOS. THE BRANDING AFFILIATE ARE ONLY ENTITLED TO USE THE LICENSED MATERIALS TO THE EXTENT THAT THE BRANDING AFFILIATE IS A MEMBER IN GOOD STANDING OF THE BRANDING PROGRAM.
b. The Branding Affiliate shall not make any specific use of any Licensed Materials for purposes other than selling Ubrandit Products on the Branding Affiliate site, without first submitting a sample of such to Ubrandit and obtaining the prior written consent of Ubrandit, which consent shall not be unreasonably withheld. The Branding Affiliate agrees not to use the Licensed Materials in any manner that is disparaging or that otherwise portrays Ubrandit in a negative light. Ubrandit reserves all of its rights in the Licensed Materials and its other proprietary rights. Ubrandit may revoke Branding Affiliate's license at any time, by giving the Branding Affiliate written notice.
c. The Branding Affiliate grants to us a non-exclusive license to utilize the Branding Affiliate names, titles, and logos, to advertise, market, promote, and publicize in any manner our rights hereunder; provided, however, that Ubrandit.com shall not be required to so advertise, market, promote, or publicize. This license shall terminate upon the effective date of the expiration or termination of this Agreement.

       12. BRANDING AFFILIATE SITE OBLIGATIONS
a. The Branding Affiliate will be solely responsible for the development, operation, and maintenance of the Branding Affiliate site and for all materials that appear on the Branding Affiliate site. Such responsibilities include, but are not limited to, the technical operation of the Branding Affiliate site and all related equipment, links on the Branding Affiliate site to the linked Book, Music, Video, Store window appearing on the Branding Affiliate site; the accuracy and propriety of materials posted on the Branding Affiliate site (including, but not limited to, all Ubrandit Product-related materials); ensuring that materials posted on the Branding Affiliate site do not violate or infringe upon the rights of any third party and are not libelous or otherwise illegal.
b. Ubrandit disclaims all liability for all such matters. Further, the Branding Affiliate will indemnify and hold us harmless from all claims, damages, and expenses (including, without limitation, attorneys' fees) relating to the development, operation, maintenance, and contents of the Branding Affiliate site.

       13. TERM OF THE AGREEMENT
The parties agree that the term of this Agreement shall commence upon the date of execution of this Agreement set forth above and shall continue for a term of two (2) years. This Agreement shall automatically be renewed for additional periods of one (1) each, without additional consideration, unless terminated by either party through written Notice of Intention to Terminate, delivered not less than ninety (90) days prior to the end of the current . The Branding Affiliate is only eligible to earn commission on sales occurring during the term, and commissions earned through the date of termination will remain payable only if the related Ubrandit Product orders are not cancelled or returned. Ubrandit may withhold the Branding Affiliate's final payment for a reasonable time to ensure that the correct amount is paid.

       14. MODIFICATIONS OF THE AGREEMENT
The parties may modify this agreement at any time, however, any modification must be in writing and be signed by both parties.

       15. RELATIONSHIP OF PARTIES
Branding Affiliate relationship with Ubrandit is one of independent contractors, and nothing in this Agreement will create any partnership, joint venture, agency, franchise, sales representative, or employment relationship with Ubrandit.com or the parties herein. The Branding Affiliate will have no authority to make or accept any offers or representations on Ubrandit's behalf. The Branding Affiliate will not make any statement, whether on the Branding Affiliate site or otherwise, that reasonably would contradict anything in this paragraph.

       16. DISCLAIMERS
Ubrandit makes no express or implied warranties or representations with respect to the Branding Program or any Ubrandit Products sold through the Branding Program (including, without limitation, warranties of fitness, merchantability, non-infringement, or any implied warranties arising out of course of performance, dealing, or trade usage). In addition, Ubrandit make no representation that the operation of its site will be uninterrupted or error free, and Ubrandit will not be liable for the consequences of any interruptions or errors.

       17. BRANDING AFFILIATE REPRESENTATIONS AND WARRANTIES
The Branding Affiliate hereby represents and warrants to as follows:
a. This Agreement has been duly and validly executed and delivered by the Branding Affiliate and constitutes the Branding Affiliate legal, valid, and binding obligation, enforceable against the Branding Affiliate in accordance with its terms.
b. The execution, delivery, and performance by the Branding Affiliate of this Agreement and the consummation by the Branding Affiliate of the transactions contemplated hereby will not, with or without the giving of notice, the lapse of time, or both, conflict with or violate (i) any provision of law, rule, or regulation to which the Branding Affiliate is subject, (ii) any order, judgment, or decree applicable to the Branding Affiliate or binding upon the Branding Affiliate assets or properties, (iii) any provision of the Branding Affiliate by-laws or certificate of incorporation, or (iv) any agreement or other instrument applicable to the Branding Affiliate or binding upon the Branding Affiliate assets or properties.

c. The Branding Affiliate is the sole and exclusive owner of any trademarks, trade name service marks, logos or copyrighted material which the Branding Affiliate will use in the Branding Affiliate customization of the Book, Music, Video Store window appearing on the Branding Affiliate site and the Branding Affiliate has the right and power to grant to Ubrandit the license to use the Branding Affiliate trademarks in the manner contemplated herein, and such grant does not and will not (i) breach, conflict with, or constitute a default under any agreement or other instrument applicable to the Branding Affiliate or binding upon the Branding Affiliate assets or properties, or (ii) infringe upon any trademark, trade name, service mark, copyright, or other proprietary right of any other person or entity.
d. No consent, approval, or authorization of, or exemption by, or filing with, any governmental authority or any third party is required to be obtained or made by the Branding Affiliate in connection with the execution, delivery, and performance of this Agreement or the taking by the Branding Affiliate of any other action contemplated hereby.
e. There is no pending or, to the best of the Branding Affiliate knowledge, threatened claim, action, or proceeding against the Branding Affiliate, or any affiliate of the Branding Affiliates, with respect to the execution, delivery, or consummation of this Agreement, or with respect to the Branding Affiliate trademarks, trade names, or service marks and, to the best of the Branding Affiliate knowledge, there is no basis for any such claim, action, or proceeding.

       18. CONFIDENTIALITY
Except as otherwise provided in this Agreement or with Ubrandit's consent the Branding Affiliate hereto agree that all information including, without limitation, the terms of this Agreement, business and financial information, customer and vendor lists, and pricing and sales information, concerning Ubrandit or the Branding Affiliate, respectively, or any Branding Affiliates provided by or on behalf of any of them shall remain strictly confidential and secret and shall not be utilized, directly or indirectly, by the Branding Affiliate for the Branding Affiliate's own business purposes other than contemplated by this agreement or for any other purpose except and solely to the extent that any such information is generally known or available to the public through a source or sources other than such party hereto or its affiliates. Notwithstanding the foregoing, the Branding Affiliate is hereby authorized to deliver a copy of any such information (a) to any person pursuant to a subpoena issued by any court or administrative agency, (b) to its accountants, attorneys, or other agents on a confidential basis, and (c) otherwise as required by applicable law, rule, regulation, or legal process including, without limitation, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

       19. LIMITATION OF LIABILITY
UBRANDIT WILL NOT BE LIABLE FOR INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES, OR ANY LOSS OF REVENUE, PROFITS, OR DATA, ARISING IN CONNECTION WITH THIS AGREEMENT OR THE AFFILIATE NETWORK, EVEN IF UBRANDIT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. FURTHER, OUR AGGREGATE LIABILITY ARISING WITH RESPECT TO THIS AGREEMENT AND THE BRANDING AFFILIATE PROGRAM WILL NOT EXCEED THE TOTAL COMMISSIONS PAID OR PAYABLE TO THE BRANDING AFFILIATE UNDER THIS AGREEMENT AND REFUNDABLE SETUP FEES TO WHICH THE BRANDING AFFILIATE ARE ENTITLED, IF ANY.

       20. INDEMNIFICATION
The Branding Affiliate hereby agrees to indemnify and hold harmless Ubrandit and its subsidiaries and affiliates, and their directors, officers, employees, agents, shareholders, affiliates, members, and other owners, against any and all claims, actions, demands, liabilities, losses, damages, judgments, settlements, costs, and expenses (including reasonable attorneys' fees) (any or all of the foregoing hereinafter referred to as "Losses") insofar as such Losses (or actions in respect thereof) arise out of or are based on (i) any claim that Ubrandit's use of any trademarks provided by the Branding Affiliate infringes on any trademark, trade name, service mark, copyright, license, intellectual property, or other proprietary right of any third party, (ii) any misrepresentation of a representation or warranty made by the Branding Affiliate herein or any breach of a covenant and agreement made by the Branding Affiliate herein, or (iii) any claim related to the Branding Affiliate site, including, without limitation, content therein not attributable to Ubrandit.

       21. INDEPENDENT INVESTIGATION
THE BRANDING AFFILIATE ACKNOWLEDGE THAT THE BRANDING AFFILIATE HAS READ THIS AGREEMENT AND AGREES TO ALL ITS TERMS AND CONDITIONS. THE BRANDING AFFILIATE UNDERSTANDS THAT UBRANDIT MAY AT ANY TIME (DIRECTLY OR INDIRECTLY) SOLICIT CUSTOMER REFERRALS ON TERMS THAT MAY DIFFER FROM THOSE CONTAINED IN THIS AGREEMENT OR OPERATE UBRANDIT SITES THAT ARE SIMILAR TO OR COMPETE WITH BRANDING AFFILIATE'S SITE. THE BRANDING AFFILIATE HAS INDEPENDENTLY EVALUATED THE DESIRABILITY OF PARTICIPATING IN THE BRANDING PROGRAM AND IS NOT RELYING ON ANY REPRESENTATION, GUARANTEE, OR STATEMENT OTHER THAN AS SET FORTH IN THIS AGREEMENT.

       22. GOVERNING LAW
This Agreement will be governed by the laws of the United States and the State of California, without reference to rules governing choice of laws. Any action relating to this Agreement must be brought in the federal or state courts located in California, and the Branding Affiliate irrevocably consents to the jurisdiction of such courts. The Branding Affiliate may not assign this Agreement, by operation of law or otherwise, without our prior written consent. Subject to that restriction, this Agreement will be binding on, inure to the benefit of, and be enforceable against the parties and their respective successors and assigns. Failure to enforce the Branding Affiliate strict performance of any provision of this Agreement will not constitute a waiver of our right to subsequently enforce such a provision or any other provision of this Agreement.



IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.


UBRANDIT.COM

By:      /S/ JEFF PHILLIPS
      ------------------------
Name:    JEFF PHILLIPS
      ------------------------
Title:   PRESIDENT
      ------------------------



___________________________


By:      /S/ SHELDON GALLOWAY
      ------------------------
Name:    SHELDON GALLOWAY
      ------------------------
Title:   PRESIDENT
      ------------------------